As filed with the Securities and Exchange Commission on April 13, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLYMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	27-0125925 (I.R.S. Employer Identification No.)
170 N. Radnor-Chester Road, Suite 300 Radnor, Pennsylvania 19087 (484) 598-2400 (Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware
(302) 658-7581

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Nicholas Landekic Edward Smith PolyMedix, Inc. 170 N. Radnor-Chester Road Suite 300 Radnor, PA 19087 (484) 598-2400	Jeffrey P. Libson, Esq. Donald Readlinger, Esq. Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn PA, 19312-1183 (610) 640-7800

Approximate date of commencement of proposed sale to public:   From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check this box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Calculation of Registration Fees

Title of Each Class of Securities To Be Registered	Amount To be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock	1,901,032	$1.15	$2,186,186.80	$155.88
Series C Preferred Stock Purchase Rights (3)	-	-	-	-

(1)
Consists of (a) 1,000,000 shares of common stock issuable upon the exercise of stock options, (b) 901,032 shares of common stock issuable upon the exercise of warrants; and (c) an indeterminate number of shares of common stock as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the last sale price of the common stock of the Registrant as reported on the OTC Bulletin Board on April 6, 2010.

(3)
This registration statement also relates to the rights to purchase shares of Series C Preferred Stock of the registrant, which, pursuant to the terms of the registrant’s Rights Agreement dated May 12, 2009, will be attached to all shares of common stock issued until the occurrence of certain events prescribed in the Rights Agreement. The rights will not be exercisable and will be transferred with and only with shares of our common stock until the occurrence of certain events prescribed in the Rights Agreement.

This prospectus contains a combined prospectus under Rule 429 of the Securities Act of 1933, as amended, which relates to File No. 333-146180, File No. 333-151084, File No. 333-160833, File No. 333-163039 and File No. 333-156532. Accordingly, upon effectiveness, this registration statement shall act as a post-effective amendment to File No. 333-146180, File No. 333-151084, File No. 333-160833, File No. 333-163039 and File No. 333-156532.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

The registrant previously filed a Registration Statement on Form SB-2 (File No. 333-146180) with the U.S. Securities and Exchange Commission (the “SEC”) on September 19, 2007, as amended, which was declared effective on December 17, 2007 (the “December 2007 Registration Statement”); a Registration Statement on Form S-1 (File No. 333-151084) with the SEC on May 21, 2008, as amended, which was declared effective on July 14, 2008 (the “July 2008 Registration Statement”); and a Registration Statement on Form S-1 (File No. 333-156532) with the SEC on December 31, 2008, as amended, which was declared effective on February 11, 2009 (the “February 2009 Registration Statement” and collectively with the December 2007 Registration Statement and the July 2008 Registration Statement, the “Previous Registration Statements”).

On December 23, 2009, the registrant filed Post-Effective Amendment No. 1 (File No. 333-156532) to Form S-1 (“Post-Effective Amendment No. 1”) (i) to update the Previous Registration Statements in order to update certain financial and other information contained in each prospectus in accordance with section 10(a)(3) of the Securities Act of 1933, as amended, and to update certain other information in the Registration Statements; (ii) convert the December 2007 Registration Statement from a Registration Statement on Form SB-2 to a Registration Statement on Form S-1; and (iii) remove from registration by means of such post-effective amendment an aggregate of $23,524,912 million of securities which were not sold as units pursuant to the December 2007 Registration Statement and which do not remain issuable upon exercise of outstanding warrants sold pursuant to the December 2007 Registration Statement.  Post-Effective Amendment No. 1 was declared effective by the SEC on December 31, 2009.

On July 28, 2009, the registrant filed a Registration Statement on Form S-1 (File No. 333-160833) with the SEC, as amended, which was declared effective on November 10, 2009, and on November 10, 2009 the registrant filed a Registration Statement on Form S-1 (File No. 333-163039) with the SEC to register additional shares for the offering set forth on the registrant’s Registration Statement on Form S-1 (File No. 333-160833) previously filed (collectively, the “November 2009 Registration Statements”).

This Registration Statement on Form S-3 is being filed by the registrant (i) register the resale of 1,901,032 additional shares of common stock, (ii) to update Post Effective Amendment No. 1 and the November 2009 Registration Statements in order to update certain financial and other information contained in each prospectus in accordance with section 10(a)(3) of the Securities Act of 1933, as amended, (iii) to convert Post-Effective Amendment No. 1 on Form S-1 and the November 2009 Registration Statements into a registration statement on Form S-3.

An additional 1,901,032 shares are being registered under this Registration Statement on Form S-3 and the applicable registration fee is being paid herewith with respect to these shares.  All other applicable registration fees with respect to the other securities covered hereby were paid at the time of the original filing of the Previous Registration Statements and the November 2009 Registration Statements, as the case may be.

SUBJECT TO COMPLETION DATED APRIL 13, 2010

The information in this prospectus is not complete and may be changed.  Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

49,515,324 SHARES OF COMMON STOCK

This prospectus relates to the public offering of up to 49,515,324 shares of our common stock, par value $0.001 per share, by us and on behalf of the selling stockholders identified under the heading “Selling Stockholders” in this prospectus. Of these shares: (i) 6,088,340 shares were issued to certain selling stockholders upon conversion of our Series 2008 Convertible Preferred Stock originally sold to such selling stockholders in a private placement of the Series 2008 Convertible Preferred Stock in September 2008, referred to as the 2008 Private Placement; (ii) 6,367,923 shares are issuable upon exercise of our outstanding Series B Warrants that were issued to such selling stockholders and our placement agents in the 2008 Private Placement; (iii) 2,853,780 shares are held by certain of our directors and executive officers, and 2,320,000 shares are issuable upon exercise of options to purchase our common stock to such directors and executive officers as well as certain consultants, (iv) 2,488,677 shares are issuable by us upon exercise of outstanding warrants that were issued in our December 2007 public offering, (v) 22,285,572 shares are issuable by us upon exercise of outstanding Series A Warrants and placement agent warrants that were issued in our July 2008 public offering, (vi) 6,326,550 shares are issuable by us upon exercise of outstanding Series C Warrants and placement agent warrants that were issued in our November 2009 public offering and (vii) 784,482 shares which may be issued by us upon exercise of our outstanding warrant that was issued to Hercules Technology Growth Capital, Inc. in March 2010. For more information on the selling stockholders, please see the section of this prospectus titled “Selling Stockholders” beginning on page 5.

This offering is not being underwritten. The selling stockholders may sell the shares of common stock from time to time at the prevailing market price on the OTC Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. For more information, please see the section of this prospectus entitled “Plan of Distribution” on pages 16 through 18.

We will only receive proceeds in this offering if we issue shares of common stock as a result of the exercise of warrants or options to purchase common stock by payment of cash. In such event, those proceeds will be used to support the commercialization of our current and future product candidates, to fund our research and development activities, for general working capital needs, or for other purposes that our board of directors, in its good faith, deems to be in our best interest. We will not receive any proceeds from the sale by the selling stockholders of shares of our common stock.

Investing in the offered securities involves risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 3, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any stock transfer taxes, underwriters’ discounts or selling commissions relating to the securities covered by the registration statement or other legal and attorney fees and expenses incurred by any of the selling stockholders in connection with the registration statement and any amendment thereto.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Our common stock is traded on the OTC Bulletin Board under the symbol “PYMX”. The last reported sale price of our common stock on the OTC Bulletin Board on April 6, 2010 was $1.15 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference only, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in the shares. Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section of this prospectus beginning on page 3 and the information incorporated by reference herein. Unless stated otherwise, references in this prospectus to the “Company,” “we,” “us,” or “our” refer to PolyMedix, Inc., a Delaware corporation.

About PolyMedix, Inc.

We are a biotechnology company focused on treating acute cardiovascular disorders and life threatening, serious, infectious diseases with synthetic small molecule compounds that mimic the activity of large natural protein molecules, compounds referred to as biomimetics. Using our proprietary computational drug design technology, we have created novel heparin antagonist compounds (or “heptagonists”), defensin mimetic antibiotic compounds, and other drug compounds intended for human therapeutic use.

Business History

PolyMedix, Inc. (formerly known as BTHC II Acquisition Corp.) was originally organized in the State of Texas as BTHC II LLC, a public shell company.  On September 29, 2004, BTHC II LLC and its sister companies filed an amended petition under Chapter 11 of the United States Bankruptcy Code.  On November 22, 2004, the court approved BTHC II LLC’s Amended Plan of Reorganization.  On March 24, 2005, and in accordance with its Amended Plan of Reorganization, BTHC II LLC changed its state of organization from Texas to Delaware by merging with and into BTHC II Acquisition Corp., a Delaware corporation formed solely for the purpose of effecting the reincorporation.  After this merger, BTHC II Acquisition Corp. became the public shell company.

PolyMedix Pharmaceuticals, Inc. (formerly known as PolyMedix, Inc.) was incorporated on August 8, 2002 in the State of Delaware as PolyMedix, Inc. to serve as a biotechnology company focused on treating infectious diseases.  On October 6, 2005, the former BTHC II Acquisition Corp. entered into an Agreement and Plan of Merger and Reorganization with the former PolyMedix, Inc., pursuant to which the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp.  Pursuant to the Agreement and Plan of Merger and Reorganization, the former PolyMedix, Inc. merged with a wholly-owned subsidiary of the former BTHC II Acquisition Corp. and, as such, became a wholly-owned subsidiary of the former BTHC II Acquisition Corp.

At the time of the merger, the former BTHC II Acquisition Corp. had no operations and no assets or liabilities.  Because the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp., the former PolyMedix, Inc. was, for accounting purposes, the surviving entity of the merger.  Accordingly, all financial information included in this report or incorporated herein by reference for the periods prior to the merger is for the former PolyMedix, Inc.

On February 24, 2006, the former BTHC II Acquisition Corp. changed its corporate name to PolyMedix, Inc., and the former PolyMedix, Inc. changed its corporate name to PolyMedix Pharmaceuticals, Inc.

You can get more information regarding our business and industry by reading our most recent annual report on Form 10-K and the other reports we file with the SEC.  See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Principal Executive Offices

Our principal executive offices are located at 170 N. Radnor-Chester Road, Suite 300, Radnor, Pennsylvania, 19087. Our telephone number is (484) 598-2400 and our website address is www.polymedix.com. Information included or referred to on our website is not a part of this prospectus.

The Offering

Securities Offered
Up to 49,515,324 shares of our common stock by the selling stockholders, including (i) 6,088,340 shares were issued to certain selling stockholders upon conversion of our Series 2008 Convertible Preferred Stock originally sold to such selling stockholders in a private placement of the Series 2008 Convertible Preferred Stock in September 2008, referred to as the 2008 Private Placement; (ii) 6,367,923 shares are issuable upon exercise of our outstanding Series B Warrants that were issued to such selling stockholders and our placement agents in the 2008 Private Placement; (iii) 2,853,780 shares are held by certain of our directors and executive officers, and 2,320,000 shares are issuable upon exercise of options to purchase our common stock to such directors and executive officers as well as certain consultants, (iv) 2,488,677 shares are issuable by us upon exercise of outstanding warrants that were issued in our December 2007 public offering, (v) 22,285,572 shares are issuable by us upon exercise of outstanding Series A Warrants and placement agent warrants, that were issued in our July 2008 public offering, (vi) 6,326,550 shares are issuable by us upon exercise of outstanding Series C Warrants and placement agent warrants that  were issued in the November 2009 public offering and (vii) 784,482 shares which may be issued by us upon exercise of our outstanding warrant that was issued to Hercules Technology Growth Capital, Inc. in March 2010.

Offering Price
Shares of common stock issuable by us upon exercise of warrants and options will be issued pursuant to the exercise price set forth in the applicable warrant or option agreement. Shares of common stock to be sold by the selling stockholders will be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Use of Proceeds
We will only receive proceeds in this offering if we issue shares of common stock as a result of the exercise of warrants or options to purchase common stock by payment of cash. In such event, those proceeds will be used to support the commercialization of our current and future product candidates, to fund our research and development activities, for general working capital needs, or for other purposes that our board of directors, in its good faith, deems to be in our best interest. We will not receive any proceeds from the sale by the selling stockholders of shares of our common stock.

Risk Factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

OTC Bulletin Board Symbol	PYMX

The total number of shares of our common stock outstanding as of April 13, 2010 was 80,999,610, and excludes:

•	12,000,000 shares of common stock reserved for issuance upon puts to Dutchess pursuant to the Equity Line;

•	14,206,500 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.32 per share;

•
4,372,361 additional shares of common stock reserved for issuance under various outstanding warrant agreements, at an exercise price of $1.16, as the same may be adjusted as a consequence of the weighted average anti-dilution provisions contained in such warrant agreements;

•	2,488,677 additional shares of common stock reserved for issuance under various outstanding warrant agreements, at an exercise price of $1.10;

•	28,653,495 additional shares of common stock reserved for issuance under the Series A and Series B Warrants, including placement agent warrants, at an exercise price of $1.00;

•	6,326,550 additional shares of common stock reserved for issuance under the Series C Warrants, including placement agent warrants, at an exercise price of $1.25;

•
627,586 additional shares of common stock, and up to an additional 156,896 shares of common stock if we borrow certain additional funds under our financing arrangement with Hercules, reserved for issuance under an outstanding warrant agreement with Hercules Technology Growth Capital, Inc., at an exercise price of $1.16; and

•	12,386,694 additional shares of common stock reserved for future issuance under our stock plans subject to available authorized shares.

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC since the filing of our most recent annual report on Form 10-K, each of which are on file with the SEC and incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and any prospectus supplement contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and any prospectus supplement, including statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy and the trends in our industry are forward-looking statements. The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions, as they relate to us, are intended to identify forward-looking statements. All statements, other than statements of historical fact, included in this prospectus and any prospectus supplement regarding our financial position, business strategy and plans or objectives for future operations are forward looking statements.

Forward-looking statements reflect only our current expectations. In any forward-looking statement, where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith as of the date of such statement and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements due to a number of uncertainties, many of which are unforeseen, including:

•	our need for, and the availability of, substantial capital in the future to fund our operations and planned clinical trials;

•	the conditions in the capital markets and the biopharmaceutical industry that may make raising capital or entering into strategic arrangements difficult and expensive;

•	the timing of our product development and evaluation;

•	the timing and magnitude of expenditures we may incur in connection with our ongoing research and development activities;

•	the results of our preclinical and clinical trials, including regulatory approvals;

•	the maintenance of our existing licenses with the University of Pennsylvania and the University of Massachusetts;

•	the success, timing and financial consequences of our formation of new business relationships and alliances; and

•	the timing and volume of sales of products for which we obtain marketing approval.

In addition, you should refer to the “Risk Factors” section of this prospectus beginning on page 3 for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Accordingly, you should not place undue reliance on these forward-looking statements. All subsequent written and oral forward looking statements attributable to us or the persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

USE OF PROCEEDS

We will only receive proceeds in this offering if we issue shares of common stock as a result of the exercise of warrants or options to purchase common stock by payment of cash. In such event, those proceeds will be used to support the commercialization of our current and future product candidates, to fund our research and development activities, for general working capital needs, or for other purposes that our board of directors, in its good faith, deems to be in our best interest. We will not receive any proceeds from the sale by the selling stockholders of shares of our common stock.

SELLING STOCKHOLDERS

When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

     The following table sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we have registered shares for resale to the public, and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. The information set forth below is based on information known to us. The common stock being offered by the selling stockholders include: (i) 6,088,340 shares were issued to certain selling stockholders upon conversion of our Series 2008 Convertible Preferred Stock originally sold to such selling stockholders in a private placement of the Series 2008 Convertible Preferred Stock in September 2008, referred to as the 2008 Private Placement; (ii) 6,367,923 shares are issuable upon exercise of our outstanding Series B Warrants that were issued to such selling stockholders and our placement agents in the 2008 Private Placement; (iii) 2,853,780 shares held by certain of our directors and executive officers, and 2,320,000shares issuable upon exercise of options to purchase our common stock to such directors and executive officers as well as certain consultants, (iv) 2,488,677 shares are issuable by us upon exercise of our outstanding warrants that were issued in our December 2007 public offering, (v) 22,285,572 shares are issuable by us upon exercise of our outstanding Series A Warrants, including placement agent warrants, that were issued in our July 2008 public offering, (vi) 6,326,550 shares are issuable upon exercise of our outstanding Series C Warrants that were issued to such selling stockholders and our placement agents in the November 2009 public offering and (vii) 784,482 shares which may be issued by us upon exercise of our outstanding warrant that was issued to Hercules Technology Growth Capital, Inc..

     Other than with respect to Nicholas Landekic, Frank Slattery, Richard Scott, Michael Lewis, R. Eric McAllister, William DeGrado, and Dian Griesel, each of whom is an executive officer and/or director or a consultant of ours, all of whom have received options to purchase common stock pursuant to our compensation plans, or if outside of our compensation plans, pursuant to an exemption from registration, the selling stockholders set forth in this prospectus represented to us that they were accredited investors and were acquiring our common stock for investment and had no present intention of distributing the common stock. We have registered these shares pursuant to registration rights obligations. In addition, we have agreed to register shares of common stock issuable upon exercise of outstanding options held by certain officers, directors, and consultants of ours. We have filed with the Securities and Exchange Commission, under the Securities Act, a registration statement on Form S-3 with respect to the resale of the common stock from time to time by the selling stockholders, and this prospectus forms a part of the registration statement on Form S-3. Other than with respect to Nicholas Landekic, Frank Slattery, Richard Scott, Michael Lewis, R. Eric McAllister, William DeGrado, and Dian Griesel, and except as otherwise noted below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

     Based on the information known to us or provided to us by each selling stockholder and as of the date the information was known to us or was provided to us, assuming that the selling stockholders sell all of their shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling stockholder will not own any shares other than those appearing in the column entitled “Percentage of Common Stock Owned After the Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Selling Stockholder	Total Number of Shares Owned Prior to the Offering	Total Number of Shares Being Registered	Number of Shares Beneficially Owned After Offering (*)	Percentage of Common Stock Owned After the Offering (*)

Act Capital Management, LLLP/Act Capital Partners, LP 2 Radnor Corporate Center, Suite 111 Radnor, PA 19087 (1)	7,607,000	2,140,000	5,547,000	6.8%
Clifford J. and Phyllis D. Kalista c/o Emerging Growth Equities, Ltd. 1150 First Avenue, Suite 600 King of Prussia, PA 19406 (2)	1,200,000	1,200,000	0	0%
Ballyshannon Partners, LP/Ballyshannon Family Partners, LP 325 Bryn Mawr Avenue Bryn Mawr, PA 19010 (3)	2,000,000	2,000,000	0	0%
Berlacher, Greg (4)	70,000	70,000	0	0%
Jay D. Seid 401(k) (5)	70,000	70,000	0	0%
Jill Steier 401(k) (6)	70,000	70,000	0	0%
Jeffrey H. Porter 300 Drakes Landing Road, Suite 175 Greenbrae, CA 96904 (7)	3,572,000	570,000	3,002,500	3.7%
Steven Charles (8)	100,000	100,000	0	0%
Stephen A. Springer 345 E. 57th Street, 8A New York, NY 10022 (9)	3,560,000	500,000	3,060,000	3.8%
Bruce L. Ansnes and C. Maria Ansnes (10)	70,000	70,000	0	0%
Patricia Jones (11)	70,000	70,000	0	0%
Scott H. Cummings Trust (12)	170,000	170,000	0	0%
London Family Trust (13)	300,000	300,000	0	0%
Dennis L. Adams (14)	250,000	250,000	0	0%
Harry Mittelman, M.D. and Brenda Mittleman (15)	400,000	300,000	100,000	0.1%
John and Beth Stanley 1095 Winding River Road Vero Beach, FL 32963 (16)	800,000	800,000	0	0%
Northwood Capital Partners, LP 1150 First Avenue, Suite 600 King of Prussia, PA 19406 (17)	1,500,000	500,000	1,000,000	1.2%
Peter G. Stanley and Susan H. Stanley (18)	200,000	200,000	0	0%
Rodney Day (19)	662,273	285,700	376,573	0.5%
Joseph J. Hill (20)	122,500	72,000	50,500	0.1%
Main Trust U/A Tatnall L. Hillman DTD 8/28/68 (21)	285,700	285,700	0	0%
Samuel W. Morris Jr. (22)	115,000	115,000	0	0%
Pocono Lake Properties, LP (23)	70,000	70,000	0	0%
Adolf A. Paier (24)	228,267	143,000	85,267	0.1%
McBee Butcher (25)	78,620	71,420	7,200	0%

Selling Stockholder	Total Number of Shares Owned Prior to the Offering	Total Number of Shares Being Registered	Number of Shares Beneficially Owned After Offering (*)	Percentage of Common Stock Owned After the Offering (*)

Shaun F. O’Malley (26)	411,360	42,860	368,500	0.5%
Stefan Loren, Ph.D.(27)	143,000	43,000	143,00100,000	0.2%
Empery Asset Management, LP 120 Broadway, Suite 1019 New York, NY 10271 (28)	1,450,440	810,000	640,440	0.8%
Emerging Growth Equities, Ltd. Parkview Tower 1150 First Avenue, Suite 600 King of Prussia, PA 19406 (29)	952,047	253,833	698,214	0.9%
Carter Securities LLC 725 Fifth Avenue, 24th Floor New York, NY 10022 (30)	119,386	25,750	93,636	0.1%
Frank P. Slattery (31)	2,488,600	1,860,100	628,500	0.8%
Nicholas Landekic (32)	3,841,889	3,272,000	1,569,889	1.9%
Richard Scott (33)	972,739	537,600	435,139	0.5%
Michael Lewis (34)	848,500	142,080	706,420	0.9%
R. Eric McAllister (35)	725,000	150,000	575,000	0.7%
William DeGrado (36)	740,000	50,000	690,000	0.9%
Dian Griesel (37)	270,000	20,000	250,000	0.3%
Hercules Technology Growth Capital, Inc. (38)	784,482	784,482	0	0%
Merriman, Curhan, Ford & Co. (39)	111,050	111,050	0	0%
Noble Financial Capital Markets (40)	5,500	5,500	0	0%

* Unless otherwise noted, assumes that each named selling stockholder sells all of the shares of common stock he or she holds (including the shares such selling stockholder will hold pursuant to the exercise of warrants and/or options) that are covered by this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as    offered by them, we cannot estimate the actual number of shares of common stock (or actual percentage of the class of common stock) that will be held by any selling stockholder upon completion of the offering.

(1) Based on the filing of a Schedule 13G on February 16, 2010 with the SEC, we understand that Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP and Act Capital Partners, LP and that voting and investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. This figure does not include 3,380,000 shares of common stock issuable upon exercise of outstanding Series A warrants at an exercise price of $1.00 per share which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants. Also includes 56,000 shares of common stock held in various accounts of which Mr. Ecker personally has sole investment and voting power, 22,500 shares of common stock held by Ms. Frankenfield, 35,000 shares of common stock held jointly by Ms. Frankenfield and her husband, and 2,100 shares of common stock held by Ms. Frakenfield’s husband.  Also includes 1,180,000 shares of common stock issuable upon exercise of outstanding Series B Warrants at an exercise price of $1.00 per share, as well as 379,500 shares of common stock issuable upon exercise of outstanding Series C Warrants at an exercise price of $1.25 per share. (2) Includes 600,000 shares of Common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. The Kalistas have indicated that they are an affiliate or associate of an investment banking firm that has performed services for the Company as well as a broker-dealer or affiliate of a broker-dealer as well as engaged in the business of underwriting securities.

(3) Includes 1,000,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(4) Includes 35,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Mr. Berlacher has indicated that he is an affiliate or associate of an investment banking firm that has performed services for the Company as well as a broker-dealer or affiliate of a broker-dealer as well as engaged in the business of underwriting securities.

(5)  Includes 35,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Mr. Seid has indicated that he is an affiliate or associate of an investment banking firm that has performed services for the Company as well as a broker-dealer or affiliate of a broker-dealer as well as engaged in the business of underwriting securities.

(6) Includes 35,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Ms. Steier has indicated that she is an affiliate or associate of an investment banking firm that has performed services for the Company as well as a broker-dealer or affiliate of a broker-dealer as well as engaged in the business of underwriting securities..

(7) Mr. Porter is the General Partner for Porter Partners, L.P. and Ben Joseph Partners. Porter Partners, L.P. beneficially owns 3,287,000 shares of common stock, of which approximately 617,500 such shares are issuable upon exercise of outstanding warrants, including 142,500 shares at an exercise price of $1.00 per share that are being registered for resale under this prospectus. The beneficial ownership of Porter Partners, L.P. does not include approximately 973,000 shares of common stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants. Ben Joseph Partners owns 285,000 shares of common stock, 142,500 which are issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(8) Includes 50,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Mr. Charles has indicated that he is a broker-dealer or affiliate of a broker-dealer.

(9) Includes 1,640,000 shares of common stock issuable upon exercise of outstanding warrants, 250,000 shares of which are issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus, but does not include approximately 1,092,143 shares of common stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants.

(10) Includes 35,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(11) Includes 35,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(12) Includes 85,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(13) Includes 150,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(14)  Includes 125,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(15) Includes 150,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus.

(16) Includes 400,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Mr. and Mrs. Stanley have indicated they are a broker-dealer or affiliate of a broker-dealer.

(17) Includes 750,000 shares of common stock issuable upon exercise of outstanding warrants, including 250,000 shares of which are issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus. Northwood Capital Partners has indicated that it is an affiliate or associate of an investment banking firm that has performed services for the Company as well as a broker-dealer or affiliate of a broker-dealer.

(18) Includes 100,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Mr. and Mrs. Stanley have indicated they are an affiliate or associate of an investment banking firm that has performed services for the Company as well as a broker-dealer or affiliate of a broker-dealer.

(19) Includes 142,850 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus.

(20) Includes 36,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Mr. Hill is trustee of trusts for which he has voting and dispositive control, owning 1,531,223 shares of common stock, including warrants to purchase 1,001,000 shares of common stock. Mr. Hill disclaims beneficial ownership over these shares.

(21) Includes 142,850 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share. Trustees of this trust are also trustees of trusts which have voting and dispositive control, over 1,402,712 shares of common stock, including warrants to purchase 1,001,000 shares of common stock. In addition, the trustees, Mr. Hill and Mr. Butcher, individually own an aggregate of 201,120 shares of common stock including warrants to purchase 71,710 shares of common stock. The trustees disclaim beneficial ownership over the shares owned by such trusts and by other trustees.

(22) Includes 57,500 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(23) Includes 35,000 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share.

(24) Includes 71,500 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus.

(25) Includes 35,710 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus. Mr. Butcher is trustee of trusts for which he has voting and dispositive control, owning 1,402,712 shares of common stock, including warrants to purchase 1,001,000 shares of common stock. Mr. Butcher disclaims beneficial ownership over these shares.

(26) Includes 368,500 shares of common stock issuable upon exercise of options. Also includes 21,430 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus. Mr. O’Malley is a director of the Company.

(27) Includes 100,000 shares of common stock issuable upon exercise of options. Also includes 21,500 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus. Dr. Loren is a director of the Company.

(28) Empery Asset Management LP is the account manager for Hartz Capital Investments, LLC and Empery Asset Master, Ltd. Hartz Capital Investments, LLC beneficially owns 590,000 shares of common stock, 295,000 shares of which are issuable upon exercise of outstanding warrants at an exercise price of $1.00 per share that are being registered for resale under this prospectus. Empery Asset Master, Ltd. beneficially owns 737,143 shares of common stock, of which 180,000 such shares are issuable upon exercise of outstanding warrants.

(29)  Includes 698,214 shares of common stock issuable upon exercise of warrants received by Emerging Growth Equities, Ltd., or EGE, at an exercise price of $1.00 as partial compensation for services as a selected dealer in connection with our July 2008 public offering and 253,833 shares of common stock issuable upon exercise of warrants received by EGE at an exercise price of $1.00 as partial compensation for services as placement agent in connection with our 2008 Private Placement and that are being registered for resale under this prospectus. EGE is a registered broker-dealer and is engaged in the business of underwriting securities.

(30) Includes 91,636 shares of common stock issuable upon exercise of warrants received by Carter Securities, LLC, or Carter, at an exercise price of $1.00 as partial compensation for services as placement agent in connection with our July 2008 public offering and 25,750 shares of common stock issuable upon exercise of warrants received by Carter at an exercise price of $1.00 as partial compensation for services as placement agent in connection with our 2008 Private Placement and that are being registered for resale under this prospectus. Carter is a registered broker-dealer and is engaged in the business of underwriting securities.

(31) Includes 368,500 shares of common stock issuable upon exercise of options and 43,100 shares of common stock issued pursuant to the conversion of shares of Series 1 preferred stock which are to be registered. Also includes 429,000 shares of common stock acquired upon the conversion of the Series 2008 Convertible Preferred Stock as well as warrants exercisable for 429,000 shares of common stock at an exercise price of $1.00 per share and 60,000 shares of common stock issuable upon exercise of outstanding Series C Warrants at an exercise price of $1.25 per share that are being registered for resale under this prospectus, that are held in the name of Kate Partners XX, L.P., or Kate Partners. Mr. Slattery owns a controlling interest in Kate Partners; therefore, he may be deemed to beneficially own the above shares and warrants. Mr. Slattery disclaims beneficial ownership of these securities except to the extent of his pecuniary interest in Kate Partners. Mr. Slattery is Chairman of our Board of Directors.

(32) Includes 2,669,889 shares of common stock issuable upon exercise of options. Of the shares issuable upon the exercise of options, 2,100,000 of these shares are being registered for resale under this prospectus, and include (i) currently exercisable options to purchase 500,000 shares at an exercise price of $1.50 and that expire on August 11, 2015; (ii) currently exercisable options to purchase 250,000 shares at an exercise price of $1.50 and that expire December 1, 2015; (iii) options to purchase 350,000 shares at an exercise price of $1.10, 250,000 of which are currently exercisable with the remainder vesting in equal monthly installments until becoming fully vested on October 23, 2009 and that expire January 22, 2018 and (iv) options to purchase 1,000,000 shares at an exercise price of $1.05, none of which are currently exercisable with the remainder vesting in equal monthly installments until becoming fully vested on February 23, 2013 and that expire February 23, 2020. Mr. Landekic is the President, Chief Executive Officer and Director of the Company.

(33) Includes 435,139 shares of common stock issuable upon exercise of options that are not being registered for resale under this prospectus. Dr. Scott is the Vice President, Research of the Company.

(34) Includes 368,500 shares of common stock issuable upon exercise of options that are not being registered for resale under this prospectus. Dr. Lewis is a director of the Company.

(35) Includes 725,000 shares of common stock issuable upon exercise of options. Of the shares issuable upon the exercise of options, 150,000 of these shares are being registered for resale under this prospectus and that are currently exercisable, have an exercise price of $3.50 and expire November 12, 2016. Dr. McAllister is the Vice President, Clinical Development of the Company.

(36) Includes 500,000 shares of common stock issuable upon exercise of options. Of the shares issuable upon the exercise of options, 50,000 of these shares are being registered for resale under this prospectus and that are currently exercisable, have an exercise price of $1.50 and expire January 22, 2018. Dr. DeGrado is a scientific consultant to the Company.

(37) Includes 270,000 shares of common stock issuable upon exercise of options. Of the shares issuable upon the exercise of options, 20,000 of these shares are being registered for resale under this prospectus and that are currently exercisable, have an exercise price of $3.50 and expire on November 19, 2016. Dr. Griesel is a consultant to the Company.

(38) Includes 784,482 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.16 per share.

(39) Includes 111,050 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.25 per share as partial compensation for services as placement agent in connection with our November 2009 public offering.

(40) Includes 5,500 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.25 per share as partial compensation for services as placement agent in connection with our November 2009 public offering.

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, of which 80,999,610 shares were issued and outstanding as of April 13, 2010, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding as of April 13, 2010.

The following is qualified in its entirety by reference to our certificate of incorporation and our bylaws, and by the provisions of applicable law. A copy of our certificate of incorporation and bylaws are incorporated by reference as exhibits to our most recent annual report on Form 10-K.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.001 per share, and the Board of Directors is authorized to create one or more series of preferred stock, and to designate the rights, privileges, restrictions, preferences and limitations of any given series of preferred stock. Accordingly, the Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.

Stockholder Rights Plan

Each outstanding share of our common stock includes an associated preferred stock purchase right (a “Right”) that will entitle the registered holder to purchase from us one one-thousandth of a share of Series C Preferred Stock, par value $0.001 per share, at a purchase price of $15.00 per one one-thousandth of a share, subject to adjustment.

Because of the nature of the dividend, liquidation and voting rights of Series C Preferred Stock, the value of the one one-thousandth interest in a share of Series C Preferred Stock purchasable upon exercise of each Right, should approximate the value of one share of our common stock. The Rights are governed by a Rights Agreement dated as of May 12, 2009 (the “Rights Agreement”).

Separation and Distribution of Rights; Exercisability. The Rights are attached to all shares of our common stock outstanding as of May 12, 2009 and issued from such date to the Distribution Date, whether or not certificated, and no separate Rights certificates will be distributed. The Rights will separate from the common stock upon the earlier of:

•
10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our shares of common stock then outstanding (“Acquiring Person”) (subject to certain exceptions set forth in the Rights Agreement), or such earlier date as the Board becomes aware of the Acquiring Person’s existence; or

•
10 business days (or some later date as determined by the Board) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of our shares of common stock then outstanding (subject to exceptions as set forth in the Rights Agreement).

Until the date that the Rights separate from our common stock (the “Distribution Date”), (i) the Rights will be evidenced by and transferred with, and only with, the shares of our common stock, (ii) newly issued shares of our common stock, whether or not certificated, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any shares of our common stock outstanding will also constitute the transfer of the Rights associated with such shares of our common stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 12, 2019, unless earlier redeemed by us as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to the holders of record of our common stock as of the close of business on the Distribution Date and, after that, the separate Rights certificates will represent the Rights. Except in connection with shares of our common stock issued or sold pursuant to the exercise of stock options under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities issued by us in the future, or as otherwise determined by the Board, only shares of our common stock issued prior to the Distribution Date will be issued with Rights.

Flip-in Events. Each holder of a Right (other than the Acquiring Person and any associate or affiliate thereof) will have the right to receive, upon exercise, shares of our common stock (or, in some circumstances, cash, property or our other securities) having a value equal to two times the purchase price of the Right, as the case may be, if:

•	any person becomes an Acquiring Person (except pursuant to specified exceptions);

•	we are the surviving corporation in a merger with an Acquiring Person and the common stock is not changed or exchanged; or

•
during the time that there is an Acquiring Person, a merger, reclassification or similar event occurs that results in increasing the Acquiring Person’s beneficial ownership of shares of our common stock by more than 1%.

Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under some circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The events described in this paragraph are referred to as “Flip-in Events.”

For example, at a purchase price of $15.00 per Right, each Right not owned by an Acquiring Person (or by some related parties or transferees) following a Flip-in Event set forth in the preceding paragraph would entitle its holder to purchase $30.00 worth of our common stock (or other consideration, as noted above) for $15.00.

Flip-over events. At any time following the earlier of a public announcement that a person has become an Acquiring Person or the date that a majority of the Board becomes aware of the existence of an Acquiring Person (in either case, the “Stock Acquisition Date”), each holder of a Right (except Rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the purchase price of the Right if any of the following occur:

•	we enter into a merger in which we are not the surviving corporation;

•
we are the surviving corporation in a merger pursuant to which all or part of the outstanding shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•
more than 50% of our combined assets, cash flow or earning power of our subsidiaries is sold or transferred (in each case other than some consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to our subsidiaries as specified in the Rights Agreement).

The events described in this paragraph are referred to as “Flip-over Events.” Flip-in Events and Flip-over Events are referred to collectively as “Triggering Events.”

Anti-dilution Adjustments; Fractional Shares. The applicable purchase price payable, the number of shares of Series C Preferred Stock or other securities or property issuable upon the exercise of the Rights, and the number of applicable Rights outstanding are subject to adjustment from time to time to prevent dilution, in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series C Preferred Stock or common stock, or upon the occurrence of certain other specified dilutive events. No fractional shares of Series C Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth of a share of Series C Preferred Stock) and, in lieu of the issuance of fractional shares, we may make an adjustment in cash based on the market price of the Series C Preferred Stock on the trading date immediately prior to the date of exercise.

Dividend, Liquidation and Redemption Rights of the Series C Preferred Stock. Each share of Series C Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 per share and an aggregate amount of 1,000 times the dividend declared per share of common stock (other than stock dividends payable in common stock). Upon liquidation, the holders of Series C Preferred Stock will be entitled to the greater of (1) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) and (2) an aggregate payment equal to 1,000 times the payment to be made per share of common stock. Each share of Series C Preferred Stock will have 1,000 times the number of votes each share of the common stock has on matters the respective class is entitled to vote on, which will be voted together with common stock. Upon any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series C Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

At any time, or from time to time, the Board may redeem the outstanding shares of Series C Preferred Stock, in whole but not in part, at a cash price per share equal to 105% of (i) 1,000 (subject to adjustment) times the average market value of common stock plus (ii) all accrued and unpaid dividends of the Series C Preferred Stock as of the redemption date.

Exchange of the Rights. At any time after the occurrence of a Flip-in Event and prior to the acquisition by a person or group of 50% or more of the shares of common stock then outstanding, the Board may, without payment of the purchase price by the holder, exchange the Rights, in whole or in part, as follows:

•
each Right (other than the Rights owned by the Acquiring Person or group, which will become void) may be exchanged for one-half the number of shares of common stock, one one-thousandth of a share of Series C Preferred Stock or shares or other units of other property for which a Right is exercisable immediately prior to the time of the action of the Board to exchange the Rights.

Redemption of the Rights. At any time prior to the earliest of (i) the Stock Acquisition Date, (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person, or (iii) May 12, 2019, we may redeem all, but not less than all, of the Rights at a price of $0.001 per Right (payable in cash, shares of our common stock or other consideration deemed appropriate by the Board and subject to adjustment). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of these Rights will be to receive the $0.001 redemption price.

No Rights as Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board at any time during the period in which the Rights are redeemable. At any time when the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board only if the amendment does not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or cause the Rights to become redeemable again.

Certain Anti-takeover Effects. The Rights approved by the Board are designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt by an acquirer to take over the Company, in a manner or on terms not approved by the Board. Takeover attempts frequently include coercive tactics to deprive the Board and its stockholders of a full opportunity to evaluate an offer in light of our long term prospects. The Rights have been declared by the Board in order to deter such tactics.

The Rights are not intended to prevent all takeovers of the Company and will not do so. Since, subject to the restrictions described above, we may redeem the Rights prior to the Distribution Date, the Rights should not interfere with any merger or business combination approved by the Board.

The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The Rights may cause substantial dilution to a person or group that attempts to acquire us (or which otherwise becomes an Acquiring Person) on terms or in a manner not approved by the Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Warrants

We issued warrants to purchase  627,586 shares of our common stock, all of which were outstanding as of April 13, 2010, in connection with a Loan and Security Agreement with Hercules Technology Growth Capital, Inc.  If we borrow an additional $4,000,000 under the Loan and Security Agreement, the warrant would become exercisable for an additional 156,896 shares.  These warrants expire on March 30, 2015.  We issued warrants to purchase 6,210,000 shares of our common stock, all of which were outstanding as of April 13, 2010, in connection with our November 2009 public offering of units at an exercise price of $1.25 per share. These warrants expire on November 16, 2014.  In addition, we issued to the placement agents in the offering warrants to purchase 207,000 shares of common stock, all of which were outstanding as of April 13, 2010, as partial compensation for their services. The placement agent warrants have terms of five years.  We issued Series B Warrants to purchase 6,088,340 shares of common stock, all of which were outstanding as of April 13, 2010, in connection with our 2008 Private Placement at an exercise price of $1.00 per share. These warrants expire on September 22, 2013. In addition, we issued to the placement agents in the 2008 Private Placement Series B Warrants to purchase 279,583 shares of common stock, all of which were outstanding as of April 13, 2010, as partial compensation for services in connection with the 2008 Private Placement. These warrants expire on September 22, 2013.  We issued Series A Warrants to purchase 21,428,571 shares of our common stock, of which 21,214,143 were outstanding as of April 13, 2010, in connection with our July 2008 registered direct offering of units at an exercise price of $1.00 per share.  These warrants expire on July 15, 2013. In addition, we issued to the placement agents and selected dealers in the offering warrants to purchase 1,071,429 shares of common stock, all of which were outstanding as of April 13, 2010, as partial compensation for services in connection with the offering. These warrants expire July 14, 2013. We issued warrants to purchase 2,943,222 shares of common stock, of which 2,488,677 were outstanding as of April 13, 2010, in connection with our December 2007 registered direct offering of units at an exercise price of $1.10 per share. These warrants expire on December 20, 2012. We issued warrants to purchase 4,372,361 shares of common stock, all of which were outstanding as of April 13, 2010, in connection with our 2005/2006 private placement of Series 1 preferred stock to the placement agent of our Series 1 Preferred Stock. These warrants have an exercise price of $1.16 per share, as adjusted for weighted average anti-dilution protection. These warrants expire on November 8, 2010 and contain additional weighted average anti-dilution protection if we issue certain securities at a price per share less than $1.16.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Our Bylaws and Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our stockholders may also take any action by written consent in lieu of a meeting.

Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Chairman of the Board, our chief executive officer or our Board. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our Board, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board. In addition, the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation governing the rights of our stockholders to take action by written consent in lieu of a meeting.

Listing

Our common stock is quoted on The OTC Bulletin Board under the symbol “PYMX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We will sell those shares of common stock being offered hereby that are issuable upon exercise of the outstanding warrants or options, to the holders of those warrants or options at prices and under terms set forth in the warrant agreements or option agreements, upon the exercise of the warrants or options by the holders from time to time.

We have entered into a warrant agreement with our transfer agent, American Stock Transfer & Trust Company, referred to as “AST,” with respect to our Series A Warrants, pursuant to which AST has provided and will provide services related to the issuance, transfer and exchange of warrant certificates for our Series A Warrants, the exercise of our Series A Warrants, and the adjustment of our Series A Warrants upon the occurrence of certain events described in the warrant agreement. The warrant agreement provides that we will pay AST reasonable compensation for its services and reimburse it for reasonable expenses. In addition, the agreement provides that we will indemnify AST and save it harmless against any and all losses, expenses and liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by AST in the execution of its duties and powers under the warrant agreement except losses, expenses and liabilities arising as a result of AST’s gross negligence or willful misconduct.

The common stock being offered by the selling stockholders hereby, or by their pledgees, donees, distributees, transferees, or other successors in interest, will be sold in one or more transactions by the following means of distribution (or any combination thereof):

•
Block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•
Exchange distributions and/or secondary distributions in accordance with the rules of any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale.

•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

•	Sales in the over-the-counter market.

•	Through short sales of common stock.

•	Through the writing of options on common stock.

•	Distributions to beneficiaries.

•	Privately negotiated transactions.

The selling stockholders may from time to time deliver all or a portion of the shares of common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or at any other price as a selling stockholder determines from time to time. A selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at any particular time.

A selling stockholder may also sell the common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such market makers and broker-dealers may receive compensation in the form of discounts, concessions, or commissions from a selling stockholder and/or the purchasers of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. In addition, a selling stockholder or his successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with a selling stockholder.

A selling stockholder may pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Sellers to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. A selling stockholder also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

There can be no assurance that all or any of the common stock offered hereby will be issued to, or sold by, a selling stockholder.

A selling stockholder and any broker-dealers that act in connection with the sale of common stock might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by such broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because a selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, a selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

We have not registered or qualified offers and sales of shares of the common stock under the laws of any country other than the United States. To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling stockholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during any applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, a selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M thereunder, which provisions may limit the timing of purchases and sales of common stock by a seller.

We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. We are required to pay all fees and expenses incident to the registration of the shares of our common stock in connection with this offering, except with respect to any legal or attorney fees incurred by any of the purchasers in connection with the registration statement and any amendments thereto. We have agreed to indemnify a selling stockholder against certain losses, claims, damages or liabilities to which such selling stockholder may become subject (under the Securities Act or otherwise), and will reimburse such selling stockholder for any legal and any other expenses reasonably incurred in connection with investigating, defending or preparing to defend any such action, proceeding or claim. We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares of our common stock, they are required to comply with the anti-manipulative provisions of Regulation M under the Exchange Act.

Once sold under the registration statement, of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters in connection with the securities have been passed upon for us by the law firm of Pepper Hamilton LLP.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 12, 2010;

•	our Current Report on Form 8-K filed on March 2, 2010;

•	our Current Report on Form 8-K filed on April 2, 2010;

•
the description of our common stock contained in our Registration Statement on Form 10-SB filed with the SEC on April 5, 2006 (as amended by Amendment No. 1 filed with the SEC on May 24, 2006 and Amendment No. 2 filed with the SEC on June 19, 2006), including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock;

•
all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement; and

•
all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the final offering of securities under this prospectus.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s web site at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

PolyMedix, Inc.
170 N. Radnor Chester Road
Suite 300
Radnor, PA 19087
Attention: Chief Financial Officer
Telephone: (448) 598-2400

We also maintain a web site at http://www.polymedix.com (which is not intended to be an active hyperlink in this prospectus) through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee	$156
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Miscellaneous	$5,000
Total	$20,156
_________________

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify and advance expenses upon request to any person who is or was a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become, a director, officer or employee of the Company or, at the election of our Board of Directors, an agent of ours or is or was serving at our request as a director, officer or employee or, at the election of our Board of Directors, agent of any other corporation, partnership, joint venture, trust or other enterprise against any and all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense or such action, suit, proceeding or claim.

We have purchased certain liability insurance for its officers and directors.

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger and Reorganization, dated October 6, 2005, among the Registrant, PolyMedix Merger Sub, Inc., PolyMedix Pharmaceuticals, Inc. and those stockholders of Registrant identified on Exhibit A thereto.(1)

3.1	Amended and Restated Certificate of Incorporation of Registrant.(1)
3.2	Amendment to the Amended and Restated Certificate of Incorporation of Registrant.(1)
3.3	Amended and Restated By-Laws of Registrant.(1)
3.4	Amendment to Amended and Restated By-Laws of Registrant.(1)
3.5	Amendment to the Amended and Restated Certificate of Incorporation of Registrant, as amended.(2)
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, as amended. (3)
3.7	Certificate of Designation, Preferences and Rights of Series C Preferred Stock. (4)
4.1	Form of common stock Purchase Warrant issued to Fordham Financial Management, Inc. on November 8, 2005, December 8, 2005, January 10, 2006 and February 15, 2006.(1)
4.2	Form of common stock Purchase Warrant. (5)
4.3	Form of Registration Rights Substitution Agreement.(6)
4.4	Form of Amendment No. 1 to Registration Rights Substitution Agreement.(7)
4.5	Form of Amendment No. 2 to Registration Rights Substitution Agreement.(7)
4.6	Form of Series A Warrant Agreement (including Series A Warrant certificate).(8)
4.7	Form of Placement Agent Warrant.(8)
4.8	Form of Securities Purchase Agreement as executed by the Registrant and the Investors. (9)
4.9	Form of Series B Warrant to Purchase Capital Stock. (9)
4.10	Rights Agreement, by and between PolyMedix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including exhibits thereto, dated as of May 12, 2009.(4)
4.11	Form of Purchase Agreement in connection with the November 2009 offering.(10)
4.12	Form of Series C Warrant to Purchase Common Stock issued in connection with the November 2009 offering.(10)
4.13	Form of Placement Agent Warrant issued in connection with the November 2009 offering.(10)
4.14	Common Stock Purchase Warrant dated March 31, 2010(12)
5.1*	Legal Opinion of Pepper Hamilton LLP(11)
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24*	Power of Attorney (Included on signature page)

* Filed herewith.
(1)	Filed as an Exhibit to the Registration Statement on Form 10-SB (File No. 000-51895) filed on April 5, 2006 and incorporated herein by reference.

(2)	Filed as an Exhibit to the Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference.

(3)	Filed as an Exhibit to the Current Report on Form 8-K filed on December 12, 2008 and incorporated herein by reference.

(4)	Filed as an Exhibit to the Current Report on Form 8-K filed on May 14, 2009 and incorporated herein by reference.

(5)	Filed as an Exhibit to Amendment No. 5 to the Registration Statement on Form SB-2 (File No. 333-146180) on November 30, 2007 and incorporated herein by reference.

(6)	Filed as an Exhibit to the Registration Statement on Form SB-2 (File No. 333-146180) on September 19, 2007 and incorporated herein by reference.

(7)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-146180) on October 16, 2007 and incorporated herein by reference.

(8)	Filed as an Exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-151084) on June 27, 2008 and incorporated herein by reference.

(9)	Filed as an Exhibit to the Current Report on Form 8-K filed on September 24, 2008 and incorporated herein by reference.

(10)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-160833) on November 6, 2009 and incorporated herein by reference.

(11)
The legal opinion with respect to 1,901,032 shares being registered herein is filed herewith.  The legal opinion with respect to remaining securities being registered herein is filed as an Exhibit to each of the Registration Statements on Form SB-2 (File No. 333-146180), Form S-1 (File No. 333-151084), Form S-1 (File No. 333-156532) and Form S-1 (File No. 333-160833) and incorporated herein by reference.

(12)	Filed as an Exhibit to the Current Report on Form 8-K filed on April 2, 2010 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any propectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on the date indicated below.

April 13, 2010	By:	/s/ Nicholas Landekic
Date		Nicholas Landekic
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Each person whose signature appears below hereby constitutes and appoints Nicholas Landekic and Edward F. Smith as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Name	Capacity	Date
/s/ Nicholas Landekic Nicholas Landekic	President & Chief Executive Officer and Director (Principal Executive Officer)	April 13, 2010

/s/ Edward F. Smith Edward F. Smith	Vice President, Finance & Chief Financial Officer (Principal Financial and Accounting Officer)	April 13, 2010

/s/ Frank Slattery, Jr. Frank Slattery, Jr.	Chairman of the Board of Directors	April 13, 2010

/s/ Brian Anderson Brian Anderson	Director	April 13, 2010

/s/ Richard W. Bank, M.D. Richard W. Bank, M.D.	Director	April 13, 2010

/s/ Michael E. Lewis, Ph.D. Michael E. Lewis, Ph.D.	Director	April 13, 2010

/s/ Stefan D. Loren, Ph.D. Stefan D. Loren, Ph.D.	Director	April 13, 2010

/s/ Shaun F. O’Malley Shaun F. O’Malley	Director	April 13, 2010

/s/ Douglas J. Swirsky Douglas J. Swirsky	Director	April 13, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger and Reorganization, dated October 6, 2005, among the Registrant, PolyMedix Merger Sub, Inc., PolyMedix Pharmaceuticals, Inc. and those stockholders of Registrant identified on Exhibit A thereto.(1)

3.1	Amended and Restated Certificate of Incorporation of Registrant.(1)
3.2	Amendment to the Amended and Restated Certificate of Incorporation of Registrant.(1)
3.3	Amended and Restated By-Laws of Registrant.(1)
3.4	Amendment to Amended and Restated By-Laws of Registrant.(1)
3.5	Amendment to the Amended and Restated Certificate of Incorporation of Registrant, as amended.(2)
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, as amended. (3)
3.7	Certificate of Designation, Preferences and Rights of Series C Preferred Stock. (4)
4.1	Form of common stock Purchase Warrant issued to Fordham Financial Management, Inc. on November 8, 2005, December 8, 2005, January 10, 2006 and February 15, 2006.(1)
4.2	Form of common stock Purchase Warrant. (5)
4.3	Form of Registration Rights Substitution Agreement.(6)
4.4	Form of Amendment No. 1 to Registration Rights Substitution Agreement.(7)
4.5	Form of Amendment No. 2 to Registration Rights Substitution Agreement.(7)
4.6	Form of Series A Warrant Agreement (including Series A Warrant certificate).(8)
4.7	Form of Placement Agent Warrant.(8)
4.8	Form of Securities Purchase Agreement as executed by the Registrant and the Investors. (9)
4.9	Form of Series B Warrant to Purchase Capital Stock. (9)
4.10	Rights Agreement, by and between PolyMedix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, including exhibits thereto, dated as of May 12, 2009.(4)
4.11	Form of Purchase Agreement in connection with the November 2009 offering.(10)
4.12	Form of Series C Warrant to Purchase Common Stock issued in connection with the November 2009 offering.(10)
4.13	Form of Placement Agent Warrant issued in connection with the November 2009 offering.(10)
4.14	Common Stock Purchase Warrant dated March 31, 2010(12)
5.1*	Legal Opinion of Pepper Hamilton LLP(11)
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24*	Power of Attorney (Included on signature page)

* Filed herewith.

(1)	Filed as an Exhibit to the Registration Statement on Form 10-SB (File No. 000-51895) filed on April 5, 2006 and incorporated herein by reference.

(2)	Filed as an Exhibit to the Current Report on Form 8-K filed on June 5, 2007 and incorporated herein by reference.

(3)	Filed as an Exhibit to the Current Report on Form 8-K filed on December 12, 2008 and incorporated herein by reference.

(4)	Filed as an Exhibit to the Current Report on Form 8-K filed on May 14, 2009 and incorporated herein by reference.

(5)	Filed as an Exhibit to Amendment No. 5 to the Registration Statement on Form SB-2 (File No. 333-146180) on November 30, 2007 and incorporated herein by reference.

(6)	Filed as an Exhibit to the Registration Statement on Form SB-2 (File No. 333-146180) on September 19, 2007 and incorporated herein by reference.

(7)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-146180) on October 16, 2007 and incorporated herein by reference.

(8)	Filed as an Exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-151084) on June 27, 2008 and incorporated herein by reference.

(9)	Filed as an Exhibit to the Current Report on Form 8-K filed on September 24, 2008 and incorporated herein by reference.

(10)	Filed as an Exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-160833) on November 6, 2009 and incorporated herein by reference.

(11)
The legal opinion with respect to 1,901,032 shares being registered herein is filed herewith.  The legal opinion with respect to remaining securities being registered herein is filed as an Exhibit to each of the Registration Statements on Form SB-2 (File No. 333-146180), Form S-1 (File No. 333-151084), Form S-1 (File No. 333-156532) and Form S-1 (File No. 333-160833) and incorporated herein by reference.

(12)	Filed as an Exhibit to the Current Report on Form 8-K filed on April 2, 2010 and incorporated herein by reference.